UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2010

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On January 11 and January 13, 2010, XELR8 Holdings, Inc. (the “Company”) issued Series A Convertible Promissory Notes (together, the “Bridge Notes”), each in the principal amount of $90,000, in favor of an accredited investor (the “Investor”).  The Bridge Notes mature on the second anniversary of the issuance date, January 11, 2012 and January 13, 2012, respectively.

The Bridge Notes accrue interest at the rate of ten percent (10%) per annum.  All remaining principal and accrued interest is due and payable on the maturity date.  At any given time (prior to the maturity date) the Investor may elect to convert the outstanding principal and accrued interest into shares of the Company’s common stock, $0.001 par value, at a conversion price of $0.15 per share, subject to certain adjustment as set forth in the Bridge Notes.  Amounts outstanding may be prepaid by the Company after the one year anniversary of the issuance date without penalty.  The amounts outstanding under the Bridge Notes will become due and payable immediately upon the occurrence of certain events of default.

As long as any amounts remain outstanding under the Bridge Notes, the Company must obtain the prior written consent of the Investor to undertake certain actions, including, without limitation, creating or selling any securities that rank senior to or pari passu with the Bridge Notes.  Further, in the event the Company issues senior secured convertible promissory notes in the principal amount of at least $1.0 million (“Qualified Financing”), all principal, together with accrued interest due under the terms of the Bridge Notes shall be exchanged for such notes issued in connection with such Qualified Financing, without further action required by the parties.

The Company intends to use the proceeds from the issuance of the Bridge Notes for general working capital purposes.  The Company anticipates that it will need additional capital to fund its short term working capital requirements.  There is no assurance that the Company will be able to obtain such financing on acceptable terms or at all.

Neither the Bridge Notes nor the securities underlying the Bridge Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

The foregoing is a summary description of the terms of the Bridge Notes and by its nature is incomplete.  For further information regarding the terms and conditions of the Bridge Notes, reference is made to the form of Bridge Note, which is filed as an exhibit hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1           Form of Series A Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: January 15, 2010	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer